Exhibit 4.39

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of October 8, 2020 by and among Uxin Limited, an company organized and existing under the laws of the Cayman Islands (the “Company”), and GIC Private Limited, a private company limited by shares organized under the laws of Singapore (the “Purchaser”). Notwithstanding the foregoing, all rights and obligations of the parties to this Agreement shall take effect as of the Agreement Effective Time (as defined below).

RECITALS

WHEREAS, the Company and the Purchaser are party to a Share Subscription Agreement, dated as of October 5, 2020 (the “Subscription Agreement”), pursuant to which the Purchaser is purchasing an aggregate of 50,813,008 Class A Ordinary Shares; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreement, and pursuant to the terms of the Subscription Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Purchaser as set forth below.

NOW, THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.

“ADS Conversion” has the meaning ascribed to such term in the Subscription Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchaser and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Agreement Effective Time” means 11:59pm New York time on the date 15 Business Days following the date of the Purchaser’s written request under Section 5.03 of the Subscription Agreement, unless as of such time, (A) the Company has (i) obtained the opinion of an outside counsel that the Purchaser’s re-sale of the Subscription Shares is permitted without restriction under Rule 144, (ii) effected the removal of any legend from the certificates evidencing the Subscription Shares and (iii) if requested by the Purchaser, effected, or caused its depositary bank to effect, the ADS Conversion; or (B) the Purchaser has otherwise completed the ADS Conversion or disposed of all of its Subscription Shares.

“Board” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a public holiday in the Republic of Singapore or a federal legal holiday in the United States or any day on which banking institutions in the Cayman Islands, the People’s Republic of China (which for the purpose of this Agreement shall exclude Hong Kong SAR, Macau SAR and Taiwan), the State of New York or the Republic of Singapore are authorized or required by law or other governmental action to close.

“Class A Ordinary Shares” has the meaning ascribed to such term in the Subscription Agreement.

“Closing Date” has the meaning ascribed to such term in the Subscription Agreement.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2.1(a) is first declared effective by the SEC.

“Effectiveness Deadline” means, with respect to the Shelf Registration Statement or New Registration Statement, the first anniversary of the Closing Date; provided, however, that if the Company is notified by the SEC that the Shelf Registration Statement or the New Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline as to such Shelf Registration Statement shall be the fifth (5th) Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means any Person owning or having the right to acquire Registrable Securities.

“Liquidated Damages” has the meaning set forth in Section 2.1(c).

“New Registration Statement” has the meaning set forth in Section 2.1(a).

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Person” has the meaning ascribed to such term in the Subscription Agreement.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means the Class A Ordinary Shares issued or acquired at the Closing (as defined in the Subscription Agreement) and any Class A Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Class A Ordinary Shares. Notwithstanding the foregoing, Class A Ordinary Shares shall cease to be Registrable Securities for all purposes hereunder upon the earliest to occur of the following: (A) the sale by any Person of such Class A Ordinary Shares to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Class A Ordinary Shares sold shall cease to be Registrable Securities) or (B) such Class A Ordinary Shares becoming eligible for sale by the Holder pursuant to Rule 144 without volume or manner-of-sale restrictions (but only if the Company has effected the removal of any legend from the certificates evidencing the Registrable Securities and any ADS Conversion requested by the Purchaser).

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 2.3.

“Remainder Registration Statement” has the meaning set forth in Section 2.1.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Subscription Shares” has the meaning ascribed to such term in the Subscription Agreement.

“Transaction Documents” means this Agreement and the Subscription Agreement, all exhibits and schedules thereto and hereto and any other documents or agreement executed in connection with the transactions contemplated hereunder or thereunder.

2.Registration Rights.

2.1Shelf Registration.

(a)

Registration Statements. On or no later than three (3) Business Days after: (i) the date on which the Company files its annual report for its fiscal year ended March 31, 2021 with the SEC on Form 20-F, and (ii) July 31, 2021 (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement on Form F-3 (or, if Form F-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall, subject to the limitations of Form F-3, include without limitation the aggregate amount of Registrable Securities to be registered therein and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Shelf Registration Statement) the “Plan of Distribution” section in substantially the form attached hereto as Annex A. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the Shelf Registration Statement filed pursuant to this Section 2.1(a) or for any other reason any Registrable Securities are not then included in a Registration Statement filed under this Agreement, the Company shall (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the Commission; and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering without limitation the maximum number of Registrable Securities permitted to be registered by the SEC, on Form F-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement and subject to the payment of liquidated damages in Section 2.1(c), if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by Registrable Securities not acquired pursuant to the Subscription Agreement (whether pursuant to registration rights or otherwise), and second by Registrable Securities represented by Class A Ordinary Shares (applied, in the case that some Class A Ordinary Shares may be registered, to the Holders on a pro rata basis based on the total number of unregistered Class A Ordinary Shares held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Class A Ordinary Shares held by such Holders). In addition, if any SEC Guidance requires any Person seeking to sell securities under a Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Registration Statement to become effective, and such Person does not consent to being so named as an underwriter in such Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such Person, until such time as the Commission does not require such identification or until such Person accepts such identification and the manner thereof. In the event the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statement”).

(b)	Effectiveness.

(i)The Company shall use reasonable best efforts to have the Shelf Registration Statement or New Registration Statement declared effective as soon as practicable but in no event later than the Effectiveness Deadline (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act), and shall use its commercially reasonable efforts to keep the Shelf Registration Statement or New Registration Statement continuously effective under the Securities Act until the earlier of (a) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders; or (b) the date that all Registrable Securities covered by such Registration Statement may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s depositary bank (the “Effectiveness Period”). The Company shall notify the Purchaser by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Purchaser with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii)During the Effectiveness Period, the Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment.

(c)

If: (i) the Shelf Registration Statement is not filed with the SEC on or prior to the Filing Deadline; (ii) the Shelf Registration Statement or the New Registration Statement, as applicable, is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline; (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in such Registration Statement or (B) the Company suspends the use of the Prospectus contained in the Registration Statement; or (iv) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) and fails to cure any such failure to satisfy the Rule 144(c)(1) requirement within fifteen (15) Business Days following the date upon which the Holder notifies the Company in writing that such Holder is unable to sell Registrable Securities as a result thereof, (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and the date on which such Event occurs, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the earlier of (1) the applicable Event is cured or (2) the Registrable Securities are eligible for resale pursuant to Rule 144 without manner of sale or volume restrictions, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to one percent (1.0%) of the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for any unregistered Registrable Securities then held by such Holder. The parties agree that (1) notwithstanding anything to the contrary herein or in the Subscription Agreement, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Deadline) and in no event shall, the aggregate amount of Liquidated Damages payable to a Holder exceed, in the aggregate, three percent (3%) of the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement and (2) in no event shall the Company be liable in any thirty (30) day period for Liquidated Damages under this Agreement in excess of one percent (1.0%) of the aggregate purchase price paid by the Holders pursuant to the Subscription Agreement. If the Company fails to pay any Liquidated Damages pursuant to this Section 2.1(c) in full within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of one percent (1.0%) per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the Commission to be included in a Registration Statement due solely to SEC Guidance from the time that it is determined that such Registrable Securities are not permitted to be registered until such time as the provisions of this Agreement as to the Remainder Registration Statements required to be filed hereunder are triggered, in which case the provisions of this Section 2.1(c) shall once again apply, if applicable. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with SEC Guidance to be included in such Registration Statement. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of such Registration Statement on a timely basis results from the failure of the Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which the Effectiveness Deadline would be extended with respect to Registrable Securities held by the Purchaser).

(d)

In the event that Form F-3 is not  available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holder and (ii) undertake to register the Registrable Securities on Form F-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission.

2.2Piggyback Registrations.

(a)

If at any time after the Shelf Registration Statement is declared effective, there is not then an effective registration statement covering all of the Registrable Securities, and the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of others of any of its equity securities other than (x) a registration pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (y) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (z) in connection with any dividend or distribution reinvestment or similar plan, then the Company shall send to each Holder written notice of such determination and, if within 15 Business Days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered.

(b)

The Company shall have the right, in its sole discretion, to postpone, terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

2.3Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 (or any successor provision) and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (viii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), and (ix) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging. All such expenses are referred to herein as “Registration Expenses.” In no event shall the Company be responsible for any underwriting commissions attributable to the sale of Registrable Securities or any outside counsel fees of the Purchaser incurred in connection with the sale of Registrable Securities.

2.4Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a)

prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such Participating Holders and their respective counsel and (y) except in the case of a registration under Section 2.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders shall reasonably object;

(b)

file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act;

(c)

prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be necessary to keep such registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d)

promptly notify the Participating Holders, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (E) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e)

promptly notify the Participating Holders when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f)

promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g)

furnish to each Participating Holder, without charge, as many conformed copies as such Participating Holder may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h)

deliver to each Participating Holder, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder;

(i)

on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j)

cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as may be requested at least three (3) Business Days prior to any sale of Registrable Securities;

(k)

use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(l)

enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Purchaser reasonably requests in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(m)

obtain for delivery to the Participating Holders an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(n)

cooperate with each Participating Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(o)

use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(p)

provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(q)

use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Class A Ordinary Shares is then listed or quoted and on each inter-dealer quotation system on which any of the Class A Ordinary Shares is then quoted;

(r)

the Company shall make available, during normal business hours, for inspection and review by the Purchaser, advisors to and representatives of the Purchaser (who may or may not be affiliated with the Purchaser and who are reasonably acceptable to the Company), all financial and other records, all SEC Reports (as defined in the Subscription Agreement) and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Purchaser or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the

Purchaser and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(s)

with a view to making available to the Purchaser the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Class A Ordinary Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

All such information made available or provided pursuant to this Section 2.4 shall be treated as confidential information and shall not be disclosed by the Purchaser to any other Person other than the Purchaser’s respective officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors and authorized agents (collectively, the “Purchaser Representatives”); provided, that, each such Purchaser Representative shall be informed that such confidential information is strictly confidential and shall be subject to confidentiality restrictions in favor of the Purchaser with respect to the confidential information disclosed by the Purchaser to such Purchaser Representative. Notwithstanding anything to the contrary herein, the foregoing restrictions shall not prevent the disclosure by the Purchaser of any information (x) that is required to be disclosed by order of a court of competent jurisdiction, administrative body or other governmental authority, or by subpoena, summons or legal process, or by law, rule or regulation or (y) that is publicly available (other than by a breach of the Purchaser’s confidentiality obligations to the Company), provided that, to the extent permitted by Law (as defined in the Subscription Agreement), in the event the Purchaser or a Purchaser Representative is required to make a disclosure pursuant to clause (x) hereof, it shall provide to the Board prompt notice of such disclosure and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of, or to seek to obtain a protective order for, such information (other than any such disclosure required by any administrative body or other governmental authority in the exercise of its regulatory or other oversight authority with respect to the Purchaser or such Purchaser Representative). The confidentiality obligations herein shall, with respect to the Purchaser, expire on the second (2nd) anniversary of the date on which the Purchaser ceases to hold any Class A Ordinary Shares. The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required to be disclosed in such Registration Statement pursuant to the Securities Act, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other Transaction Document. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

2.5Obligations of the Purchaser.

(a)

The Purchaser shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least seven (7) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Purchaser of the information the Company requires from the Purchaser if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement. The Purchaser shall provide such information to the Company at least three (3) Business Days prior to the first anticipated filing date of such Registration Statement if the Purchaser elects to have any of its Registrable Securities included in the Registration Statement.

(b)

The Purchaser, by its acceptance of the Registrable Securities agrees to timely cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)

The Purchaser agrees that, upon receipt of any notice from the Company of the happening of an event pursuant to Section 2.4(d)(C), Section 2.4(d)(D) and Section 2.4(e) hereof, the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Purchaser is advised by the Company that such dispositions may again be made. Notwithstanding anything to the contrary in this Section 2.5(c), the Purchaser may dispose of the Class A Ordinary Shares and the Company shall cause its transfer agent to deliver unlegended Class A Ordinary Shares to a transferee of the Purchaser in connection with any sale of Registrable Securities with respect to which the Purchaser has entered into a contract for sale prior to the Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in the first sentence of this Section 2.5(c), and for which the Purchaser has not yet settled.

(d)

Notwithstanding the foregoing or anything to the contrary contained in this Agreement, nothing in this Agreement shall require the Purchaser to provide any non-public financial information with respect to itself or its Affiliates.

2.6Indemnification.

(a)

Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities

Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Purchaser’s behalf and will reimburse the Purchaser, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Purchaser or any such controlling person in writing specifically for use in such Registration Statement or Prospectus.

(b)

Indemnification by the Purchaser. The Purchaser agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; (ii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Purchaser or its agents of any rule or regulation promulgated under the Securities Act applicable to the Purchaser or its agents and relating to action or inaction required of such Purchaser under this Agreement, to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information furnished in writing by the Purchaser to the Company specifically for inclusion in such Registration

Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Purchaser in connection with any claim relating to this Section 2.6 and the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying party, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d)

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 2.6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

2.7Termination of Registration Rights. The registration rights provided to the Holders under Section 2 shall terminate in their entirety upon such time as there are no Registrable Securities. Notwithstanding the foregoing, Sections 2.3, 2.6 and 3 shall survive the termination of such registration rights.

3.Miscellaneous.

3.1Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

3.2Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto (other than the rights of any Holder under Section 2 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder). The Company may not assign its rights or obligations hereunder except with the prior written consent of each Holder. Each Holder may assign their respective rights hereunder (other than the rights of any Holder under Section 2 hereof, which shall not be assignable and shall not inure to the benefit of any successor or assign of a Holder) in the manner and to the Persons permitted under the Subscription Agreement.

3.3Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

3.4Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 9.01 of the Subscription Agreement.

3.5Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.6Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

3.7Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

3.8Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

3.9Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

3.10SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

3.11Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.

3.12Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.

3.13Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

UXIN LIMITED

By:	/s/ Kun Dai
	Name:	Kun Dai
	Title:	Director

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

PURCHASER:

GIC PRIVATE LIMITED

By:	/s/ Yeo King Ming, Bryan
	Name:	Yeo King Ming, Bryan
	Title:	Managing Director

By:	/s/ Charles Lim Sing Siong
	Name:	Charles Lim Sing Siong
	Title:	General Counsel

[Signature Page to Registration Rights Agreement]

Annex A

PLAN OF DISTRIBUTION

We are registering the Class A Ordinary Shares issued to the selling shareholders to permit the resale of these Class A Ordinary Shares by the holders of the Class A Ordinary Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Class A Ordinary Shares. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The selling shareholders may sell all or a portion of the Class A Ordinary Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling Class A Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Class A Ordinary Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus,

Annex A-1

in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the Class A Ordinary Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging in positions they assume. The selling shareholders may also sell Class A Ordinary Shares short and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the selling shareholders may deliver Class A Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Class A Ordinary Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our ordinary shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the warrants or Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Class A Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the Class A Ordinary Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the Class A Ordinary Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the Class A Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Annex A-2

There can be no assurance that any selling shareholder will sell any or all of the Class A Ordinary Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Class A Ordinary Shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Class A Ordinary Shares to engage in market-making activities with respect to the Class A Ordinary Shares. All of the foregoing may affect the marketability of the Class A Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Class A Ordinary Shares.

We will pay all expenses of the registration of the Class A Ordinary Shares pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, or (2) the date on which all of the securities may be sold without restriction pursuant to Rule 144 of the Securities Act.

Annex A-3